UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2023

Commission	Registrant; State of Incorporation;				I.R.S. Employer
File Number	Address; and Telephone Number				Identification No.

333-21011	FIRSTENERGY CORP				34-1843785
	(An	Ohio	Corporation)
	76 South Main Street
	Akron		OH	44308
	Telephone		(800)	736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	FE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 1, 2023, FirstEnergy Corp. (the “Company”) issued a press release announcing the Company’s intention to offer, subject to market conditions and other factors, $1.0 billion aggregate principal amount of its Convertible Senior Notes due 2026 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

As previously disclosed in Item 5 of the Company’s Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2023, as filed on April 27, 2023, the Company, FirstEnergy Transmission, LLC, and the Company’s utilities and transmission subsidiaries entered into six separate amendments on April 27, 2023 (the “2023 Amendments”) to their respective credit facilities entered into on October 18, 2021. Copies of the 2023 Amendments are filed as Exhibits 10.1 through 10.6 hereto and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 1 and Consent and Limited Waiver to Credit Agreement, dated as of April 27, 2023, by and among FirstEnergy Corp., FirstEnergy Transmission, LLC, the banks and other financial institutions party thereto, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Amendment No. 1 and Consent and Limited Waiver to Credit Agreement, dated as of April 27, 2023, by and among The Cleveland Electric Illuminating Company, Ohio Edison Company, The Toledo Edison Company, the banks and other financial institutions party thereto, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent.

10.3
Amendment No. 1 and Consent and Limited Waiver to Credit Agreement, dated as of April 27, 2023, by and among Metropolitan Edison Company, Pennsylvania Power Company, Pennsylvania Electric Company, West Penn Power Company, the banks and other financial institutions party thereto on the date hereof, as lenders, and Mizuho Bank, Ltd., as administrative agent.

10.4
Amendment No. 1 and Consent and Limited Waiver to Credit Agreement, dated as of April 27, 2023, by and among American Transmission Systems, Incorporated, Mid-Atlantic Interstate Transmission, LLC, Trans-Allegheny Interstate Line Company, the banks and other financial institutions party thereto on the date hereof, as lenders, and PNC Bank, National Association, as administrative agent.

10.5
Amendment No. 1 to Credit Agreement, dated as of April 27, 2023, by and among Jersey Central Power & Light Company, the banks and other financial institutions party thereto on the date hereof, as lenders, and Mizuho Bank, Ltd., as administrative agent.

10.6
Amendment No. 1 to Credit Agreement, dated as of April 27, 2023, by and among Monongahela Power Company, The Potomac Edison Company, the banks and other financial institutions party thereto on the date hereof, as lenders, and Mizuho Bank, Ltd, as administrative agent.

99.1	Press Release issued by FirstEnergy Corp., dated May 1, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

Forward-Looking Statements: This Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations, including statements regarding FirstEnergy Corp.’s current expectations and beliefs as to the pricing and closing of the convertible notes offering and use of the proceeds thereof. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve or rely on a number of known and unknown risks, uncertainties and other factors that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. FirstEnergy Corp. cautions you that actual results may differ materially from those expressed, implied or forecast by the forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate or incorrect include, among others whether we will be able to consummate the convertible notes offering; the final terms of the convertible notes offering; the satisfaction of customary closing conditions with respect to the convertible notes offering; prevailing market conditions; the anticipated use of net proceeds of the convertible notes offering which could change as a result of market conditions or for other reasons; and the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, including, but not limited to, the most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2023

FIRSTENERGY CORP.
Registrant

By:	/s/ Jason J. Lisowski
Jason J. Lisowski Vice President, Controller and Chief Accounting Officer